As filed with the Securities and Exchange Commission on June 30, 1997 Commission File No. 33-97770

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington D. C. 20549
                                      FORM 8K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): June 16, 1997

LEVEL BEST GOLF, INC.
(Exact name of registrant as specified in its charter)

FLORIDA                                                          59-3205644
(State or other jurisdiction                               (I.R.S. Employer
of incorporation or organization)                    Identification Number)

14561 58th Street North, Clearwater, Florida 34620           (813) 535-7770
(Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)


APPLICABLE
Item 7. FINANCIAL STATEMENTS AND EXHIBITS.
(a)  Financial Statements-None
(b) Pro forma financial information-None
(c) Exhibits-
10.1  Form of Series A 10% Convertible Debenture due June 1, 2000
10.2  Letter Agreement with Distributors
10.3  Offshore Securities Subscription Agreement

Item 8. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.
On June 16, 1997, the Registrant sold $250,000 principal amount of Series
A 10% Convertible Debenture due June 1, 2000. The principal amount of this security plus, at the Registrant's option, accrued and unpaid interest is convertible into shares of the Registrant's common stock beginning July 31, 1997, forty five days after the date of sale. The number of shares into which the security is convertible is determined by a formula set forth in the debenture, at a conversion price, as follows: The lesser of (a) the market price (as defined) on the date of sale, $2.151 or (b) seventy-five percent of the market price (as defined) on the date of conversion.
Market price is defined as the average closing bid price of the common stock on the five trading days immediately preceding the date of sale or the date of conversion, as applicable. In the event the market price on the date of sale controls the conversion, the number of shares of the Registrant's common stock issuable upon conversion of the principal amount would be 116,225.

Thomson Kernaghan & Co. Inc. of Toronto, Ontario, Canada acted as distributors for the Registrant in the placement of the securities.

The securities were sold to institutional investors. The securities were sold for cash at the aggregate face amount, $250,000, and the Registrant paid the fee of the distributors' counsel in the amount of $5,000. The distributors were paid a placement fee equal to five percent of the face amount of the securities. In addition, the distributors received transferable divisible warrants for shares of the Registrant's common stock equal to 10% of the number of shares of common stock into which the Debentures would be convertible as at such Closing Date, 11,623 shares.

The Warrants have an exercise price per share of common stock equal to 120% of the Market Price, as defined in the Debentures, on the Closing Date, $ 2.58and are exercisable for a period of five years and contain
(i) piggy-back registration rights, and (ii) demand registration rights commencing twenty four months from date of issue. The distributor also has a right of first refusal covering sales of common stock and securities convertible into common stock for a period of 1 year following the closing date of June 16, 1997

The securities were sold in reliance upon Regulation S promulgated pursuant the Securities Act of 1933. The facts relied upon by the Registrant are set forth as representations of the Registrant and of the purchaser(s) in the Offshore Securities Subscription Agreement. See, Exhibit 10.1.

SIGNATURES
         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Level Best Golf, Inc.
/s/  Fred L. Solomon
By:  Fred L. Solomon, President
(Chief Executive Officer)
June 25, 1997

Exhibit Index-
10.1  Form of Series A 10% Convertible Debenture due June 1, 2000
10.2  Letter Agreement with Distributors
10.3  Offshore Securities Subscription Agreement